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                                                                    EXHIBIT 8.01



                                  July 3, 1996



Merrill Lynch Investment Partners Inc.
General Partner of
  ML Principal Protection L.P.
Merrill Lynch World Headquarters
South Tower, 6th Floor
World Financial Center
New York, New York  10080-6106

          Re:  Registration Statement on Form S-1
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Dear Sir or Madam:

          We refer to the Registration Statement on Form S-1, filed by ML Principal Protection L.P. (the "Partnership") and ML Principal Protection Trading L.P. (the "Trading Partnership") with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") on July 3, 1996, which also relates to and constitutes Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 declared effective on July 14, 1994 (Registration No. 33-73914).

          We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinions expressed under the caption "Federal Income Tax Consequences" in the Prospectus (the "Prospectus") constituting a part of the Registration Statement that: (i) each of the Partnership and the Trading Partnership in which the Partnership will invest, will be taxed as a partnership for federal income tax purposes (assuming that Merrill Lynch Investment Partners Inc. will, when the Partnership's Units of Limited Partnership Interest are sold to the public, have a capitalization no less than that indicated in the audited financial statements included in the Registration Statement and that Merrill Lynch Investment Partners Inc. makes a capital contribution to each of the Partnership and the Trading Partnership in at least the amount contemplated by the Prospectus); and (ii) based upon the contemplated trading activities of the Trading Partnership, the Trading Partnership should be treated as engaged in the conduct of a trade or business for federal income tax purposes, and, as a result, the ordinary and necessary business expenses incurred by the Trading Partnership in conducting its commodity futures
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Merrill Lynch Investment Partners Inc.
July 3, 1996
Page 2



trading business should not be subject to limitation under section 67 of the Internal Revenue Code of 1986, as amended (the "Code") or under section 68 of the Code.

          We also advise you that in our opinion the description set forth under the caption "Federal Income Tax Consequences" in the Prospectus correctly describes (subject to the uncertainties referred to therein) the material aspects of the federal income tax treatment to United States investors, as of the date hereof, of an investment in the Partnership.


                                         Very truly yours,

                                         SIDLEY & AUSTIN